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Exhibit (b)(2)                                                 [EXECUTION COPY]





                                 FIRST AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

         This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of June 30, 1995 (this "Amendatory Agreement"), among HANDY & HARMAN, a New York corporation ("the Borrower"), certain financial institutions signatories hereto, THE BANK OF NOVA SCOTIA, CHEMICAL BANK and THE BANK OF NEW YORK, as the co-agents (collectively referred to herein as the "Co-Agents") and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders (as defined below), the Co-Agents and the Administrative Agent are parties to a Revolving Credit Agreement, dated as of September 28, 1994 (as amended or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Credit Agreement in certain respects as herein provided (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                     PART I
                                   DEFINITIONS

         SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "Administrative Agent" is defined in the preamble.

         "Amendatory Agreement" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Co-Agents" is defined in the preamble.

         "Credit Agreement" is defined in the second recital.

         "Existing Credit Agreement" is defined in the first recital.

         "First Amendment Effective Date" is defined in Subpart 3.1.
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         SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.

                                     PART II
                                AMENDMENTS TO THE
                            EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

         SUBPART 2.1. Amendment to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.2.

         SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definition in such Section in the appropriate alphabetical sequence:

                  "First Amendment" means the First Amendment, dated as of June 30, 1995, to this Agreement among the Borrower, the Lenders party thereto, the Co-Agents and the Administrative Agent.

         SUBPART 2.1.2. Section 1.1 of the Existing Credit Agreement is further amended as follows:



                  (a) the definition of "Interest Coverage Ratio" appearing in such Section is hereby amended in its entirety to read as follows:

                           "`Interest Coverage Ratio' means, at the close of any Fiscal Quarter, the ratio, computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters, of

                                    (a)     EBIT

                           to

                                    (b)     Interest Expense;

                           provided, that the calculation of the Interest Coverage Ratio from and after the First Amendment Effective Date shall


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                           exclude the effects of the non-recurring, pre-tax
                           charges in an aggregate amount not to exceed
                           $9,500,000 relating to Borrower's discontinuance of its karat gold fabricating product line in East Providence, Rhode Island and additional costs primarily related to that division's ongoing operation in Fairfield, Connecticut."


                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1. First Amendment Effective Date. This Amendatory Agreement shall become effective as of the date first set forth above (the "First Amendment Effective Date") when each of the conditions set forth in this Subpart
3.1 shall have been satisfied.

         SUBPART 3.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower and the Required Lenders.

         SUBPART 3.1.2. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Administrative Agent and its counsel.

                                     PART IV
                                  MISCELLANEOUS

         SUBPART 4.1. Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

         SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.


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         SUBPART 4.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.5. Representations, No Default, etc. As of the date of effectiveness of this Amendatory Agreement, the Borrower hereby represents and warrants that

                  (a) the representations and warranties set forth in Article VI of the Existing Credit Agreement (excluding, however, those contained in Section 6.7 thereof) are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement,

                           (i) no litigation, arbitration or governmental
                  investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to materially adversely affect the Borrower's, or the Borrower and its Subsidiaries' taken as a whole, financial condition, operations, assets, businesses, properties or prospects or which purports to affect the legality, validity or enforceability of the Existing Credit Agreement, the Notes or any other Loan Document; and

                           (ii) no development has occurred in any litigation,
                  arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which may reasonably be expected to materially adversely affect the financial condition, operations, assets, businesses, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; and

                  (c) after giving effect to this Amendatory Agreement, no Default has occurred and is continuing.

         SUBPART 4.6. Limited Waiver, etc. No amendment, waiver or approval by the Issuer or any Lender under this Amendatory


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Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval to be granted after the date hereof, and except as expressly modified by this Amendatory Agreement, the provisions of the Existing Credit Agreement shall remain in full force and effect, without amendment or other modification.

         SUBPART 4.7. Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendatory
Agreement to be executed by their respective authorized officers as of the day and year first above written.


                                                     HANDY & HARMAN


                                       By______________________________________
                                            Title:


                                       THE BANK OF NOVA SCOTIA,
                                           in its capacity as Administrative
                                           Agent, Co-Agent and Lender


                                       By______________________________________
                                            Title:


                                       THE BANK OF NEW YORK,
                                           in its capacity as
                                             Co-Agent and Lender


                                       By______________________________________
                                            Title:


                                       CHEMICAL BANK, in its capacity
                                           as Co-Agent and Lender


                                       By______________________________________
                                            Title:



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                                       FLEET BANK, N.A.


                                       By______________________________________
                                            Title:


                                       NBD BANK


                                       By______________________________________
                                            Title:


                                       THE BANK OF TOKYO TRUST COMPANY


                                       By______________________________________
                                            Title:


                                       LTCB TRUST COMPANY


                                       By______________________________________
                                            Title:


                                       SHAWMUT BANK, N.A.


                                       By______________________________________
                                            Title:


                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By______________________________________
                                            Title:


                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                       By______________________________________
                                            Title:



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                                       THE DAIWA BANK, LIMITED


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:


                                       DEUTSCHE BANK AG, NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCHES


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:


                                       THE FUJI BANK, LIMITED,
                                         NEW YORK BRANCH


                                       By______________________________________
                                            Title:


                                       NATWEST BANK N.A.


                                       By______________________________________
                                            Title:


                                       ABN AMRO BANK N.V. NEW YORK BRANCH


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:



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                                       BANQUE PARIBAS


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:


                                       GIROCREDIT BANK AG DER SPARKESSEN
                                           GRAND CAYMAN ISLAND BRANCH


                                       By______________________________________
                                            Title:


                                       By______________________________________
                                            Title:


                                       COMERICA BANK


                                       By______________________________________
                                            Title:


                                       IBJ SCHRODER BANK & TRUST COMPANY


                                       By______________________________________
                                            Title:


                                       THE MITSUBISHI BANK, LIMITED -
                                           NEW YORK BRANCH

                                       By______________________________________
                                            Title:


                                       YASUDA TRUST & BANKING CO., LTD.
                                           NEW YORK BRANCH


                                       By______________________________________
                                            Title:


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